UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

Pursuant to the Restated and Amended Articles of Incorporation, as amended (the “Articles of Incorporation”), of Hillenbrand, Inc. (the “Company”), the Amended and Restated Code of By-laws of the Company (the “By-laws”), and the applicable provisions of the Indiana Business Corporation Law, only the Board of Directors of the Company (the “Board”) has the power to amend or repeal the By-laws. On August 21, 2019, the Board approved the amendment and restatement of the Articles of Incorporation (the “Amended Articles”) to also permit the Company’s shareholders to amend the By-laws. The Amended Articles are subject to shareholder approval and, if approved, will provide that the Company’s shareholders may amend the By-laws by the affirmative vote, at a meeting, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Company entitled to vote generally in the election of directors, considered as a single voting group. The Board has directed that the Amended Articles be submitted for approval by the Company’s shareholders at the Company’s 2020 Annual Meeting of shareholders and will recommend that the Company’s shareholders approve the Amended Articles at that meeting.

On August 21, 2019, the Board also approved amendments to the By-laws to permit the Company’s shareholders to amend the By-laws by the affirmative vote set forth above, which amendments are subject to the approval of the Amended Articles by the Company’s shareholders and will be effective upon the effectiveness of the filing of the Amended Articles with the Indiana Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 22, 2019
HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
		Name:	Nicholas R. Farrell
		Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer